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                                                                    EXHIBIT 32.2

                            OSI PHARMACEUTICALS, INC.
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. Section 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of OSI Pharmaceuticals, Inc. (the "Company") on Form 10-Q for the period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert
L. Van Nostrand, Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Date: February 3, 2004                /s/ Robert L. Van Nostrand
      ----------------                ------------------------------------
                                      Robert L. Van Nostrand
                                      Vice President and Chief Financial Officer



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